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                                  EXHIBIT 16.1

                LETTER OF ARTHUR ANDERSEN LLP DATED APRIL 4, 2002





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                               ARTHUR ANDERSEN LLP

                               One Financial Plaza
                               Hartford CT 06103-2699

                               Tel 860 280 0500

                               www.andersen.com




Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


April 4, 2002


Dear Sir/Madam:

We have read Item 4 included in the Form 8-K dated April 4, 2002 of Connecticut Bancshares, Inc. to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Very truly yours,


/s/Arthur Andersen LLP


cc: Douglas K. Anderson, President and Chief Operating Officer, Connecticut Bancshares, Inc.